Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use of our name and the use of our opinion dated February 12, 2007, except as to Note 9 which is as of April 10, 2007, on the financial statements of Brookshire Raw Materials Management, LLC as of December 31, 2006 and 2005, included in the registration statement being filed with the Securities and Exchange Commission by Brookshire Raw Materials (U.S.) Trust on Pre-Effective Amendment No. 7 to Form S-1/A.

/s/ SF Partnership, LLP

Toronto, Canada	CHARTERED ACCOUNTANTS

September 13, 2007